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                                                                    EXHIBIT 10.8

                               FIRST AMENDMENT TO
                        DIAMOND OFFSHORE DRILLING, INC.
                           DEFERRED COMPENSATION AND
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     WHEREAS, Diamond Offshore Drilling, Inc. (the "Corporation") has heretofore adopted and currently maintains the Diamond Offshore Drilling, Inc. Deferred Compensation and Supplemental Executive Retirement Plan (the "Plan") for the benefit of certain employees of the Corporation and certain of its subsidiaries and affiliates; and

     WHEREAS, pursuant to authority granted in Paragraph 10 of the Plan, the Corporation desires to amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 1996:

          1. Paragraph 14 of the Plan shall be deleted and the following shall be substituted therefore:

             "14. Effective Date

             The Plan shall be effective January 1, 1996; provided however, that no Participant shall defer compensation pursuant to Paragraph 4 before the calendar year beginning January 1, 1997."

          2. Paragraph 5 of the Plan shall be deleted and the following shall be substituted therefore:

             "5. Company Deferrals

             To the extent hereinafter provided in this Paragraph 5, the Company shall establish a memorandum account (a 'Company Account') for each Participant on its books.

             The Company Account of each Participant shall be credited quarterly with the sum of the amounts described in (a) and (b):

                (a) The excess, if any, of (i) or (ii) where:

                    (i) equals the Employer Profit Sharing Contributions (as
               defined in Diamond Offshore Drilling, Inc. 401(k) Plan (the "401(k) Plan")) to which such Participant would have been entitled under the 401(k) Plan for each calendar quarter if such Participant had not elected to defer compensation under this Plan and assuming none of the Limitations (as hereinafter defined) were imposed; and

                    (ii) equals the Employer Profit Sharing Contributions which were made on behalf of such Participant under the 401(k) Plan for each calendar quarter.

                (b) If the Participant makes the maximum allowable elective deferrals (within the meaning of section 402(g) of the Internal Revenue Code of 1986, as amended (the "Code")) under the 401(k) Plan, the excess, if any, of (i) over (ii) where:

                    (i) equals the Employer Matching Contributions (as defined in the 401(k) Plan) to which such Participant would have been entitled under the 401(k) Plan for each calendar quarter if such Participant had not elected to defer compensation under this Plan and assuming none of the Limitations were imposed; and

                    (ii) equals the Employer Matching Contributions which were made on behalf of such Participant under the 401(k) Plan for each calendar quarter.

          For purposes of the Plan, the term 'Limitations' means the benefit limitations imposed on the 401(k) Plan by sections 401(a)(17), 401(k)(3), 401(m)(2), 402(g) and 415 of the Code."

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          3. This First Amendment shall revoke, supersede, and entirely replace the First Amendment adopted by the Board of Directors on March 25, 1997.

          4. As amended hereby, the Plan is specifically ratified and reaffirmed.

     EXECUTED this 18th day of March, 1998.

                                            DIAMOND OFFSHORE DRILLING, INC.

                                            By:  /s/ RICHARD L. LIONBERGER
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                                              Name: Richard L. Lionberger
                                              Title: Vice President

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